Exhibit 10.1

CONSULTING AND ADVISORY SERVICES AGREEMENT
This Consulting and Advisory Services Agreement (the "Agreement") is made and entered into as of January 5, 2019 (the "Effective Date") by and between Powell Industries, Inc., its subsidiaries and affiliates (the "Company") and Don R. Madison ("Consultant"), who was heretofore employed by the Company through January 4, 2019 as an officer pursuant to an Executive Employment Agreement dated May 8, 2012 (the "Employment Agreement"), upon the following terms and conditions:
1.Services. Consultant shall provide up to 8 to 10 hours per quarter of telephone and email consultation services to the Company and its executives on various matters on an as-needed basis, and with reasonable advance notice where possible (the "Services"). Additionally, upon the mutual agreement of the Company and Consultant, Consultant will also provide additional services such as travel to meet with investors, financial sources, and others, meetings at the Company's Houston offices, and such other additional services as the Company may request and Consultant may agree to perform (the "Special Services"). Consultant's primary contact with respect to Consultant's Services shall be the Company's Chief Executive Officer ("CEO"), or such other person(s) as the Company may designate from time to time.
2.Compensation. Consultant shall be compensated for the Services and Special Services as follows:
(a)    The Company shall pay Consultant $7500.00 per quarter (the "Consulting Fee") during each Term (as defined below). Payment of the Consulting Fee by the Company shall be made on the first day of each quarter for services to be provided during that quarter.
(b)    Additionally, the Company will pay Consultant a fee of $2000 per day for each day during which Consultant performs any Special Services, which amounts will be paid upon receipt of an invoice form Consultant and will be also constitute a part of the
(c)    Consultant will be reimbursed for all reasonable expenses actually incurred by Consultant, subject to the Company's customary procedures for reimbursement of expenses; including providing the Company with advance notice of anticipated expenses whenever possible.
3.Term and Termination.
(a)    The term of this Agreement shall be from the Effective Date through the end of March, 2019 (the "Initial Term"), this Agreement may be extended for one or more renewal terms ("Renewal Term") if mutually agreed by both parties in writing. As used herein, the word Term shall mean and include the Initial Term and any Renewal Term.
(b)    Anything herein to the contrary notwithstanding, either party shall have the right to terminate this Agreement upon ten (10) days' written notice to the other. In the event of termination or non-renewal of this Agreement, Consultant shall be paid the Consulting Fee, and the fee for any Special Services, and shall be reimbursed for all appropriate expenses, through the effective date of termination.
4.Conflicts of Interest. During the Term, Consultant shall not consult with, work for or serve in any capacity for any person or entity which engages in business in direct competition with the Company. Consultant hereby represents that in performing the Services, Consultant will not use nor disclose the confidential and proprietary information of any other person or entity, and that Consultant will not use the Company's confidential or proprietary information in performing any of Consultant's services for other persons or entity.
5.Independent Contractor Relationship.
(a)    The economic relationship between Consultant and the Company established by this Agreement is that of an independent contractor, and all of the terms and conditions of this Agreement shall be interpreted in light of that relationship. There is no intention to create by this Agreement an employer-employee relationship. Accordingly, Consultant is not eligible for an assistant, unemployment insurance, workers' compensation, or other perquisites provided from time to time by the Company to its employees, but, in order to facilitate the performance of both the Services and the Special Services, Consultant will retain his Company computer and will have access to the Company's email system. Consultant hereby waives and releases any right to any other benefits provided to Company employees. Consultant is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement.
(b)    Under no circumstances shall Consultant look to the Company as Consultant's employer, or as a partner, joint-venturer, agent, or principal. Consultant shall have no authority to contract for or bind the Company in any manner and shall not represent himself to be an agent of the Company or otherwise authorized to act for or on behalf of the Company unless authorized to and approved by the CEO or his designee. Consistent with Consultant's status as an independent contractor, Consultant may perform services for or be employed by, any additional persons, firms, or companies as Consultant sees fit, provided that such engagement does not create a conflict of interest with Consultant's obligations to the Company as described in Paragraph 4 above.
6.    Consultant Responsible for Taxes and Indemnification. Without limiting any of the foregoing, Consultant shall: (i) accept exclusive liability for the payment of all taxes, assessments, charges or fees assessed or levied by any country, government or political subdivision thereof, (a) against Consultant (including, without limitation, all income and self-employment taxes), (b) on account of the Services provided or work produced hereunder, whether assessed or levied against Consultant or the Company and (c) on account of any compensation paid or earned, or benefits earned hereunder (if so provided for herein), as well as payment of all contributions for unemployment insurance or pensions or annuities or social security payments that are measured by the wages, salaries or other remuneration paid to Consultant; and (ii) reimburse and indemnify the Company for such taxes, assessments, charges, costs, attorneys' fees, contributions or penalties which the Company may incur as a result of Consultant's failure to pay applicable taxes on the Consulting Fee to be paid to him pursuant to this Agreement. Consultant shall comply with all administrative regulations respecting the assumption of liability for such taxes and contributions. Consultant shall comply with any and all other applicable laws and regulations, including, without limitation, health, safety and security rules and regulations which are now in effect.
7.    Confidentiality and Non-Disclosure. The provisions of Sections I. through V. of the Confidentiality, Non-Competition and Non-Solicitation Agreement which is attached to and a part of the Employment Agreement are hereby incorporated herein by reference for all purposes and ratified and affirmed by Consultant as though copied in full in this Agreement. The parties agree that Consultant's engagement pursuant to this Agreement does not violate any of the post-employment restrictions of the Employment Agreement.
8.    Assignment. Neither party may assign or transfer this Agreement or any of its rights or obligations hereunder without the other party's prior written approval, which shall not be unreasonably withheld; provided that such approval shall not be required in connection with any merger, consolidation, reorganization, sale, or similar transaction involving the Company and/or all or substantially all of its assets, so long as the successor party to such transaction assumes the Company's obligations under this Agreement. Subject to the above restrictions, this Agreement shall be binding on and shall inure to the benefit of the parties hereto, and their respective heirs, administrators, successors, and permitted assigns.
9.    Governing Law. This Agreement shall be governed by the laws of the State of Texas without regard to principles of conflict of laws.
10.    Severability. If any provision of this Agreement or the application thereof is determined to be invalid, illegal or unenforceable, then the remaining provisions of this Agreement shall remain in full force and effect, without regard to the invalidity of such provision, and this Agreement shall be construed as if such provision had never been set forth herein.
11.    Waiver; Amendment. No waiver of any breach of any provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach. This Agreement may be modified only with a written instrument duly executed by both of the parties.
12.    Notice. Any notice required to be given pursuant to this Agreement shall be deemed to have been sufficiently given either when delivered by hand, first-class mail, private courier service or facsimile addressed to either party at the addresses set forth below each party's respective signature to this Agreement (provided, however, a party may change its address for notice set forth below by providing written notice thereof to the other party at any time.
13.    Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement, its enforcement or interpretation, or because of an alleged breach, default or misrepresentation in connection with any of its provisions, shall be submitted to final and binding arbitration, to be held in Houston, Texas, pursuant to the Rules of Resolution of Employment Disputes of the American Arbitration Association ("AAA"), before a single arbitrator. The arbitrator shall be selected in accordance with the rules of the AAA.
14.    Entire Agreement. This Agreement, and the portions of the Employment Agreement referred to and incorporated herein, set forth the entire agreement and final understanding between the parties, and supersedes all prior negotiations and agreements, proposed or otherwise, whether written or oral, covering the subject matter hereof.
15.    Indemnification.
(a)    Consultant agrees to indemnify, defend and hold harmless the Company from and against any and all claims, demands, suits, damages, causes of action, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising from or in connection with (i) any breach by Consultant of any of its obligations contained herein; (ii) the negligence or willful misconduct of Consultant in the performance of obligations hereunder; (iii) any act or failure of Consultant or Consultant's employees or consultants in connection with the performance of the services described in this Agreement; and (iv) any claims that Consultant has failed to pay applicable taxes on the Consulting Fee to be paid pursuant to this Agreement. Except for Consultant's indemnification obligations, tax reimbursement obligations under Section 6, and breaches of confidentiality.
(b)    The Company agrees to indemnify, defend and hold harmless Consultant from and against any and all claims, demands, suits, damages, causes of action, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising from or in connection with (i) any breach by the Company of any of its obligations contained herein; and (ii) the negligence or willful misconduct of the Company or its agents or employees in the performance of obligations hereunder and (iii) any Services performed by Consultant pursuant to this Agreement.
16.    Construction. Consultant has been advised to seek his own independent counsel concerning the interpretation and legal affect of this Agreement and has either obtained such counsel or has intentionally refrained from doing so and has knowingly and voluntarily waived such right. Consequently, any rules of construction to the effect that any drafting ambiguities are to be resolved against the drafting party are not to be employed in the interpretation of this Agreement or any amendment to this Agreement.

SIGNED this 20th day of December, 2018 but to be effective as of the Effective Date stated above.

POWELL INDUSTRIES, INC. By: /s/ Brett A. Cope Brett A. Cope Its: President and CEO Address for notice to the Company: 3550 Mosley Drive Houston, Texas 77075	/s/ Don R. Madison Don R. Madison Address for notice to: c/o Eunice Sargent 8850 Mosely Drive Houston, Texas 77075